Exhibit 99.2

Pro Forma Consolidated Financial Statements

(Unaudited)

On December 31, 2021, City Office REIT, Inc. (the “Company,” “we,” “our” or “us”) closed on the acquisition of Bloc 83 in Raleigh, North Carolina for a gross purchase price of $330.0 million. The Company does not have a material relationship with the seller of Bloc 83 and the acquisition is not an affiliated transaction. As previously announced, on December 2, 2021, the Company closed on the sale of the Sorrento Mesa Portfolio (“Sorrento Mesa”) in San Diego, California for a gross sales price of $576.0 million.

The accompanying unaudited Pro Forma Consolidated Balance Sheet is presented as of September 30, 2021 and the unaudited Pro Forma Consolidated Statements of Operations and unaudited Pro Forma Consolidated Statements of Comprehensive Income are presented for the nine-month period ended September 30, 2021 and the year ended December 31, 2020 and include certain pro forma adjustments to illustrate the estimated effect of the Company’s acquisition of Bloc 83 and disposition of Sorrento Mesa. The City Office REIT, Inc. Historical columns have been derived from the audited financial statements for the year ended December 31, 2020 and from the unaudited interim financial statements as of and for the nine-month period ended September 30, 2021.

On the unaudited Pro Forma Consolidated Balance Sheet, the pro forma adjustments reflect the addition of the acquired property and removal of the disposed property as if the transactions had occurred on September 30, 2021. On the unaudited Pro Forma Consolidated Statement of Operations, for the nine-month period ended September 30, 2021 and the year ended December 31, 2020, the pro forma adjustments reflect the addition of historical revenue and expenses of the acquired property and removal of historical revenues and expenses of the disposed property for the periods presented as if the transaction had occurred on January 1, 2020. The unaudited Pro Forma Consolidated Statements of Operations exclude any nonrecurring charges or credits directly attributable to the acquisition or disposition.

The unaudited Pro Forma Consolidated Financial Statements set forth below are not fact and there can be no assurance that the Company’s results would not have differed significantly from those set forth below if the acquisition or disposition had actually occurred on January 1, 2020. Accordingly, the unaudited Pro Forma Consolidated Financial Statements are presented for illustrative purposes only and do not purport to represent, and are not necessarily indicative of, what our actual financial position and results of operations would have been had the disposition of the property occurred on the date indicated, nor are they indicative of our future financial position or results of operations. Readers are cautioned not to place undue reliance on such information and the Company makes no representations regarding the information set forth below or the Company’s ultimate performance compared to it.

Pro forma information is intended to provide investors with information about the impact of transactions by showing how specific transactions might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. This pro forma consolidated information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2020 and on Form 10-Q for the nine-month period ended September 30, 2021. The adjustments made to historical financial information give effect to events that are directly attributable to the acquisition Bloc 83 and disposition of Sorrento Mesa and are factually supportable. The unaudited Pro Forma Consolidated Financial Statements are prepared in accordance with Article 11 of Regulation S-X.

City Office REIT, Inc.

Pro Forma Consolidated Balance Sheet

As of September 30, 2021

(Unaudited)

(In thousands, except par value and share data)

	City Office REIT, Inc. Historical	Acquisition of Bloc 83 (A)	Disposition of Sorrento Mesa (B)	City Office REIT, Inc. Pro Forma
Assets
Real estate properties, net	$868,248	$304,344	$—	$1,172,592
Cash and cash equivalents	17,697	—	42,439	60,136
Restricted cash	52,484	(320,718)	505,253	237,019
Rents receivable, net	29,221	—	—	29,221
Deferred leasing costs, net	18,415	—	—	18,415
Acquired lease intangible assets, net	30,183	19,560	—	49,743
Other assets	17,753	291	—	18,044
Assets held for sale	118,382	—	(118,382)	—

Total Assets	$1,152,383	$3,477	$429,310	$1,585,170

Liabilities and Equity
Liabilities:
Debt	$603,334	$—	$—	$603,334
Accounts payable and accrued liabilities	32,096	—	—	32,096
Deferred rent	10,460	140	—	10,600
Tenant rent deposits	5,542	323	—	5,865
Acquired lease intangible liabilities, net	3,868	3,014	—	6,882
Other liabilities	47,662	—	—	47,662
Liabilities related to assets held for sale	2,873	—	(2,873)	—

Total Liabilities	705,835	3,477	(2,873)	706,439

Equity:
6.625% Series A Preferred stock, $0.01 par value per share, 5,600,000 shares authorized, 4,480,000 shares issued and outstanding	112,000	—	—	112,000
Common stock, $0.01 par value per share, 100,000,000 shares authorized, 43,554,375 shares issued and outstanding	435	—	—	435
Additional paid-in capital	481,345	—	—	481,345
Retained earnings (accumulated deficit)	(146,930)	—	432,183	285,253
Accumulated other comprehensive loss	(1,063)	—	—	(1,063)

Total Stockholders’ Equity	445,787	—	432,183	877,970
Non-controlling interests in properties	761	—	—	761

Total Equity	446,548	—	432,183	878,731

Total Liabilities and Equity	$1,152,383	$3,477	$429,310	$1,585,170

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Nine Months Ended September 30, 2021

(Unaudited)

(In thousands, except per share data)

	City Office REIT, Inc. Historical	Acquisition of Bloc 83 (AA)	Disposition of Sorrento Mesa (BB)	City Office REIT, Inc. Pro Forma
Rental and other revenues	$124,369	$8,700	$(9,375)	$123,694
Operating expenses:
Property operating expenses	43,477	2,362	(1,981)	43,858
General and administrative	13,768	—	—	13,768
Depreciation and amortization	44,017	5,334	(3,423)	45,928

Total operating expenses	101,262	7,696	(5,404)	103,554

Operating income	23,107	1,004	(3,971)	20,140
Interest expense:
Contractual interest expense	(17,533)	—	—	(17,533)
Amortization of deferred financing costs and debt fair value	(869)	—	—	(869)

	(18,402)	—	—	(18,402)
Net gain on sale of real estate property	47,400	—	—	47,400

Net income	52,105	1,004	(3,971)	49,138
Less:
Net income attributable to non-controlling interests in properties	(760)	—	—	(760)

Net income attributable to the Company	51,345	1,004	(3,971)	48,378
Preferred stock distributions	(5,565)	—	—	(5,565)

Net income attributable to common stockholders	$45,780	$1,004	$(3,971)	$42,813

Net income per common share:
Basic	$1.05			$0.98

Diluted	$1.04			$0.97

Weighted average common shares outstanding:
Basic	43,478			43,478

Diluted	44,091			44,091

Dividend distributions declared per common share	$0.45			$0.45

City Office REIT, Inc.

Pro Forma Consolidated Statement of Comprehensive Income

For the Nine Months Ended September 30, 2021

(Unaudited)

(In thousands)

	City Office REIT, Inc. Historical	Acquisition of Bloc 83 (AA)	Disposition of Sorrento Mesa (BB)	City Office REIT, Inc. Pro Forma
Net income	$52,105	$1,004	$(3,971)	$49,138
Other comprehensive income:
Unrealized cash flow hedge gain	458	—	—	458
Amounts reclassified to interest expense	439	—	—	439

Other comprehensive income	897	—	—	897

Comprehensive income	53,002	1,004	(3,971)	50,035
Less:
Comprehensive income attributable to non-controlling interests in properties	(760)	—	—	(760)

Comprehensive income attributable to the Company	$52,242	$1,004	$(3,971)	$49,275

City Office REIT, Inc.

Pro Forma Consolidated Statement of Operations

For the Year Ended December 31, 2020

(Unaudited)

(In thousands, except per share data)

	City Office REIT, Inc. Historical	Acquisition of Bloc 83 (AA)	Disposition of Sorrento Mesa (BB)	City Office REIT, Inc. Pro Forma
Rental and other revenues	$160,840	$9,177	$(9,921)	$160,096
Operating expenses:
Property operating expenses	58,312	2,402	(1,892)	58,822
General and administrative	10,690	—	—	10,690
Depreciation and amortization	60,367	7,271	(3,747)	63,891

Total operating expenses	129,369	9,673	(5,639)	133,403

Operating income	31,471	(496)	(4,282)	26,693
Interest expense:
Contractual interest expense	(26,363)	—	—	(26,363)
Amortization of deferred financing costs and debt fair value	(1,326)	—	—	(1,326)

	(27,689)	—	—	(27,689)
Net gain on sale of real estate property	1,347	—	—	1,347

Net income	5,129	(496)	(4,282)	351
Less:
Net income attributable to non-controlling interests in properties	(602)	—	—	(602)

Net income/(loss) attributable to the Company	4,527	(496)	(4,282)	(251)
Preferred stock distributions	(7,420)	—	—	(7,420)

Net loss attributable to common stockholders	$(2,893)	$(496)	$(4,282)	$(7,671)

Net loss per common share:
Basic	$(0.06)			$(0.16)

Diluted	$(0.06)			$(0.16)

Weighted average common shares outstanding:
Basic	47,223			47,223

Diluted	47,223			47,223

Dividend distributions declared per common share	$0.60			$0.60

City Office REIT, Inc.

Pro Forma Consolidated Statement of Comprehensive Income

For the Year Ended December 31, 2020

(Unaudited)

(In thousands)

	City Office REIT, Inc. Historical	Acquisition of Bloc 83 (AA)	Disposition of Sorrento Mesa (BB)	City Office REIT, Inc. Pro Forma
Net income	$5,129	$(496)	$(4,282)	$351
Other comprehensive income/(loss):
Unrealized cash flow hedge loss	(3,003)	—	—	(3,003)
Amounts reclassified to interest expense	328	—	—	328

Other comprehensive loss	(2,675)	—	—	(2,675)

Comprehensive income/(loss)	2,454	(496)	(4,282)	(2,324)
Less:
Comprehensive income attributable to non-controlling interests in properties	(602)	—	—	(602)

Comprehensive income/(loss) attributable to the Company	$1,852	$(496)	$(4,282)	$(2,926)

City Office REIT, Inc.

Notes to Unaudited Pro Forma Consolidated Financial Statements

1. Adjustments to Unaudited Pro Forma Consolidated Balance Sheet

(A) The acquisition of Bloc 83 was accounted for using preliminary estimates of the fair value of tangible and intangible assets to be acquired and liabilities to be assumed in connection with the acquisition. The pro forma adjustments include the estimated cash paid from escrow upon the acquisition of Bloc 83 and was recorded as an asset acquisition.

(B) The pro forma adjustments for the disposition of the Sorrento Mesa property include the net sales proceeds received and remove the carrying value of the disposed Sorrento Mesa property.

2. Adjustments to Unaudited Pro Forma Consolidated Statement of Operations and Unaudited Pro Forma Consolidated Statement of Comprehensive Income

(AA) These pro forma adjustments are based on the historical revenue and expenses of Bloc 83 for the nine months ended September 30, 2021 and year ended December 31, 2020 under the previous owners’ ownership. The pro forma adjustments include estimated depreciation expense based on the fair value of the tangible and intangible assets acquired and liabilities assumed.

(BB) These pro forma adjustments remove the actual historical revenue and expenses for the nine months ended September 30, 2021 and year ended December 31, 2020 from the operations of the Sorrento Mesa property under the Company’s ownership.